                                                                   EXHIBIT 10.23

                                REDENVELOPE, INC.

                        TRANSITION AGREEMENT AND RELEASE

         This Transition Agreement and Release (the "AGREEMENT") is made by and between RedEnvelope, Inc., a Delaware corporation (the "COMPANY"), and Martin McClanan ("EXECUTIVE"). Executive has been employed by the Company pursuant to the terms of an offer letter dated January 23, 2000, as amended on November 30, 2000 (the "OFFER LETTER"). The Company and Executive have mutually agreed to the continuation of the employment relationship and the effects of a termination of such relationship and Executive has agreed to release the Company from any claims arising from or related to the employment relationship as described below. In consideration of the promises made herein, the Company and Executive (collectively referred to as the "PARTIES") hereby agree as follows:

         1.       TRANSITION OF EMPLOYMENT.

                  (a) CONTINUED EMPLOYMENT; SEPARATION DATE. Executive and the Company acknowledge and agree that Executive's employment as Chief Executive Officer of the Company shall continue on an at-will basis under the terms of this Agreement. Without limiting the effect of the foregoing, Executive acknowledges that the Company may terminate his employment at any time for any reason or no reason. The date of the termination of Executive's employment with the Company shall be referred to in this Agreement as the "SEPARATION DATE." Executive acknowledges and agrees that prior to the Separation Date, Executive shall continue to be paid a gross monthly base salary of $16,666.67 pursuant to the Company's regular payroll policy (or in the same manner as other officers of the Company). Executive and the Company further agree that Executive shall continue in his capacity as a member of the Company's Board of Directors until such time that either he resigns or the Company requests his resignation from such position (at which time Executive agrees to resign as a director), which request shall occur no earlier than the Separation Date, and that Executive shall have no rights to any benefits or payments described herein solely as a result of the termination of Executive's service as a member of the Company's Board of Directors.

                  (b) FINAL WAGES. Upon the termination of Executive's employment with the Company for any reason, the Company shall pay Executive the sum of (i) all earned salary through the Separation Date, the $70,000 cash bonus promised to Executive pursuant to Section 3(b) of the Offer Letter to the extent it has not been paid as of the Separation Date, and any other earned wages owed to the Executive through the Separation Date, except as otherwise set forth in this Agreement, (ii) payment for all accrued but unused vacation days of Executive, and (iii) payment of all unreimbursed business expenses properly incurred and submitted by Executive prior to the Separation Date. In addition, Company will reimburse Executive promptly for any additional unreimbursed business expenses (not submitted prior to the Separation Date) properly incurred by Executive prior to the Separation Date and submitted by Executive to the Company within one (1) week following the Separation Date.

                  (c) REVISED OFFER LETTER BENEFITS. In the event of the termination of Executive's employment by the Company without "Cause" (as defined in Section 10(e) of the Offer Letter), or as a result of a "Constructive Termination" (as defined in Section 10(e) of the Offer Letter), or by Executive as a result of Executive commencing full-time employment with a third party, the Company shall pay Executive a sum of $100,000, which amount is equal to six (6) months of Executive's gross base salary. Executive acknowledges that this amount exceeds, and will be paid in lieu of, the cash severance amounts set forth in the Offer Letter, and is being offered in consideration for the release of claims and other obligations of Executive under this Agreement. The Company shall make such payment in two installments as follows: 50% of the amount shall be paid on or before the 30th day following the Separation Date and the remaining 50% shall be paid on or before the earlier of (i) the date upon which the Company has sufficient cash available to make such payment without undue burden on the Company or its operations in the sole discretion of the Company's Board of Directors, or (ii) the four (4) month anniversary of the Separation Date.

         2. SEVERANCE BENEFITS. In consideration for the release of claims set forth below and other obligations under this Agreement, and provided that Executive's employment is terminated either by the Company without Cause, or as a result of a Constructive Termination, or by Executive as a result of Executive commencing full-time employment with a third party, and provided further that, as of the Separation Date, Executive has complied with his continuing obligations under this Agreement (including without limitation the execution of the Continuing Representations Certificate as described in Section 21 herein), the Company agrees to provide the following severance benefits to Executive as to which he is not otherwise entitled:

                  (a) REIMBURSEMENT OF COBRA PREMIUMS. Provided Executive makes an accurate and timely election for continuation of health care coverage under the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company agrees to reimburse Executive for the applicable premiums for continuation coverage for himself and his currently enrolled dependents (as applicable) for the first six (6) months of continuation coverage, up to a total of $5,000, as described in Section 3(a) below.

                  (b) EXTENSION OF EXERCISE PERIOD. The Company shall extend the Option Exercise Period (as defined in Section 4(d) below) applicable to each of Executive's Options (as defined in Section 4(d) below) such that Executive may exercise the Options for a period of three (3) years following the Separation Date; provided, however, in no event may Executive exercise the Options later than the applicable expiration date of such Options.

                  (c) 2002 BONUS. In the event that the Company establishes, and the Company's Board of Directors approves, a cash bonus plan for the Company's executive officers for Fiscal Year 2002 (i.e., the fiscal year concluding March 31, 2002) based on achievement of certain performance objectives (the "2002 CASH BONUSES"), the Company's Board of Directors shall determine the amount of such cash bonuses for each Company executive officer and the sales, profit and other performance targets (collectively, the "2002 TARGETS") that the Company must achieve as a condition to payment of such cash bonuses. In the event that 2002 Cash Bonuses are established as set forth herein, Executive shall be eligible to earn a 2002 Cash Bonus, subject to achievement of the 2002 Targets and the requirements of this Agreement, in an amount to be determined by the Company's Board of Directors, which amount shall be equal, on an aggregate annual basis, to the greater of $70,000 or the highest 2002 Cash Bonus established for any other executive officer of the Company (other than Hilary Billings). In the event that the 2002 Cash Bonuses are established as set forth herein and Executive's employment with the Company is terminated prior to the close of Fiscal Year 2002, then, upon achievement of the

2002 Targets and subject to the requirements of this Agreement, Executive shall be entitled to a pro-rated payment of his 2002 Cash Bonus based on the number of whole calendar months in which Executive was employed by the Company in Fiscal Year 2002 and the percentage of the Company's Fiscal Year 2002 revenues that were recognized during those months of Executive's employment in Fiscal Year 2002. Any amounts owed to Executive pursuant to this Section 2(c) will be paid to Executive during the month of April 2002.

                  (d) COMPUTER. Executive will retain possession of the notebook computer previously issued to him by the Company following the Separation Date; provided, however, that the Company shall first review the contents of such computer and remove all confidential and/or proprietary information therefrom prior to surrendering such computer to Executive following the Separation Date.

                  (e) FRIENDS & FAMILY DISCOUNT. Executive will continue to be eligible to use the Company's twenty percent (20%) discount on Company products available to "Friends & Family" of the Company following the Separation Date, pursuant to the terms and conditions of such "Friends & Family" program, as it may be modified by the Company from time to time.

         3.       EMPLOYEE BENEFITS.

                  (a) Executive shall continue to receive the Company's health insurance benefits at the Company's expense, to the same extent it pays such premiums for other similarly situated employees, until the Separation Date. Following such date, Executive shall have the right to continue coverage under the Company's health insurance programs as provided by COBRA at his own expense; provided, however, that if Executive makes an accurate and timely election for continuation coverage, in further consideration of Executive's release of claims herein and other obligations under this Agreement (including but not limited to Executive's execution of the Continuing Representations Certificate), the Company agrees to reimburse Executive for the applicable premiums for continuation coverage for himself and his then-currently enrolled dependents (as applicable) for the first six (6) months of continuation coverage, with such reimbursed amount not to exceed $5,000.

                  (b) Executive shall continue to be eligible to participate in the Company's standard benefit programs available to similarly situated employees until the Separation Date, including but not limited to vacation and medical and dental insurance. Except as otherwise provided above, Executive shall not be entitled to participate in any of the Company's benefit plans or programs offered to employees or officers of the Company after the Separation Date.

         4.       EQUITY INTERESTS.

                  (a) ORIGINAL OPTION. Pursuant to the terms of the Company's 1999 Stock Plan and the two stock option agreements dated February 16, 2000 (collectively, the "ORIGINAL OPTION AGREEMENT"), Executive was granted options (collectively, the "ORIGINAL OPTION") to purchase an aggregate of 840,000 shares of the Company's Common Stock (the "ORIGINAL SHARES").

                  (b) SUBSEQUENT GRANT OPTION. Pursuant to the terms of the Company's 1999 Stock Plan and the stock option agreement dated August 23, 2000 (the "SUBSEQUENT GRANT

OPTION AGREEMENT"), Executive was granted an option (the "SUBSEQUENT GRANT OPTION") to purchase 360,000 shares of the Company's Common Stock (the "SUBSEQUENT GRANT Shares").

                  (c) BONUS OPTION. Pursuant to the terms of the Company's 1999 Stock Plan and the stock option agreement dated June 1, 2001 (the "BONUS OPTION AGREEMENT"), Executive was granted an option (the "BONUS OPTION") to purchase 100,000 shares of the Company's Common Stock (the "BONUS SHARES") pursuant to Section 4(d) of the Offer Letter.

                  (d) EXTENSION OF EXERCISE PERIOD. Pursuant to the terms of the Original Option Agreement, Subsequent Grant Option Agreement, and the Bonus Option Agreement (collectively, the "OPTION AGREEMENTS"), to the extent Executive does not exercise the Original Option, the Subsequent Grant Option, and the Bonus Option (collectively, the "OPTIONS") on or before the three (3) month anniversary of the Separation Date (with respect to each of the Options, the "OPTION EXERCISE PERIOD"), the Options shall lapse in their entirety. As set forth in Section 2(b) above, in further consideration for the release of claims set forth below and upon the fulfillment of Executive's other obligations under this Agreement (including but not limited to Executive's execution of the Continuing Representations Certificate), and notwithstanding the terms of the Option Agreements, the Company agrees to modify the Options and extend the Option Exercise Period such that Executive shall be permitted to exercise the Options as to the vested shares subject to each Option on or before the three
(3) year anniversary of the Separation Date. In no event may the Executive exercise the Options later than the applicable expiration dates set forth in the Option Agreements.

                  (e) RIGHTS OFFERING. In the event that, during the eighteen (18) month period following the Effective Date, (1) the Company sells shares of its capital stock or other securities in connection with a financing and, in consultation with legal counsel, determines that it is necessary or advisable in connection with such financing to offer, and does offer, such stock or securities to each of the Company's stockholders (other than those stockholders which the Company determines should be excluded from the offering to ensure compliance with applicable federal or state securities laws) based on their pro rata ownership of the Company's capital stock (a "RIGHTS OFFERING") and (2) Executive has not exercised the Options in full, the Company shall include Executive in the Rights Offering to the same extent he would have been included had he exercised in full the vested Options held by Executive as of the date notification regarding the Rights Offering is delivered to the Company's stockholders; provided, however, that the Company shall not be required to include Executive in the Rights Offering if such inclusion would cause the Rights Offering to violate the exemption from federal and state securities registration and qualification requirements upon which the Company is relying.

                  (f) NO OTHER RIGHTS. Executive acknowledges and agrees that he remains bound by the terms of the Option Agreements, as modified herein. Executive acknowledges and agrees that Executive shall not be entitled to acceleration of vesting or exercisability of any of the Options as a result of the termination of his employment. Executive acknowledges and agrees that his Options shall lapse in their entirety as to any unvested shares as of the Separation Date. As of the Effective Date, except as set forth in this Section 4, Executive shall have no right, title or interest in or to any shares of the Company's capital stock or other securities under the Offer Letter, the Option Agreements or under any other document, instrument or arrangement, whether oral or written, with the Company.

                  (g) PAYMENT OF PURCHASE PRICE. Pursuant to the terms of the Option Agreements, Executive may pay the Exercise Price (as such term is defined in the Option Agreements) by surrender of other shares of common stock of the Company which (i) in the case of shares acquired pursuant to the exercise of an Option, have been owned by Executive for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value (as such term is defined in the 1999 Stock Plan) on the date of surrender equal to the Exercise Price of the shares as to which the Option is being exercised. However, notwithstanding the definition of Fair Market Value set forth in the 1999 Stock Plan, in the event that there is no established market for the Company's common stock and Executive, in good faith, disagrees with the fair market value determined by the Company's Board of Directors (or committee thereof) in connection with Executive's use of Company common stock to pay the Exercise Price for his Options, Executive may, at his expense, obtain an independent third party appraisal of the stock's value from a reputable, nationally-recognized bank or similar financial institution, provided that such appraisal is obtained and provided to the Company within ten (10) business days of the Company's notification to Executive of the Board of Director's determination of fair market value. The Company acknowledges that it will notify Executive of the Board of Director's determination of the then-fair market value of the Company's common stock within ten (10) business days following written notification from Executive that he intends to pay the Exercise Price for his Options by surrender of Company common stock (as permitted by the Option Agreements) as soon as is reasonably practicable. In the event that such appraisal obtained by Executive exceeds the fair market value determined by the Company's Board of Directors, the parties shall resolve this discrepancy in accordance with Section 14 of this Agreement.

         5. NO OTHER PAYMENTS DUE. Executive acknowledges and agrees that upon receipt of the payments to be made on and after the Effective Date pursuant to this Agreement, Executive will have received all salary, accrued vacation, commissions, bonuses, wages, compensation or other such sums due to Executive as of the Separation Date, other than amounts, if any, to be paid after the Separation Date pursuant to this Agreement. The Parties further acknowledge and agree that, upon the payment by the Company of all wages due, or to become due, to Executive, the California Labor Code Section 206.5 will not be applicable to the Parties hereto. That section provides in pertinent part as follows:

                  NO EMPLOYER SHALL REQUIRE THE EXECUTION OF ANY RELEASE OF ANY CLAIM OR RIGHT ON ACCOUNT OF WAGES DUE, OR TO BECOME DUE, OR MADE AS AN ADVANCE ON WAGES TO BE EARNED, UNLESS PAYMENT OF SUCH WAGES HAS BEEN MADE.

         6. RELEASE OF CLAIMS. In consideration for the Company's obligations set forth in this Agreement, Executive, on behalf of himself and his heirs, executors, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, attorneys, stockholders, administrators, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

                  (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to Executive's right to receive, or receipt of, wages or other compensation;

                  (c) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of the capital stock or other securities of the Company;

                  (d) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

                  (e) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the California Fair Employment and Housing Act, the Fair Labor Standards Act, and any family and medical leave acts;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (g)      any and all claims for attorneys' fees and costs.

         Executive agrees that the release set forth in this Section 6 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or specified under this Agreement.

         7. APPLICABLE TAX WITHHOLDING. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law or otherwise authorized to be withheld by Executive.

         8. CIVIL CODE SECTION 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Executive and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Executive and the Company, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         9.       COVENANTS.

                  (a) GENERAL. Executive agrees that for all periods described in this Agreement, he shall continue to conduct himself in a professional manner that is supportive of the business of the Company.

                  (b) NON-DISPARAGEMENT. Each Party agrees to refrain from any disparagement, criticism, defamation, or slander of the other Party, or tortious interference with the contracts and relationships of the other Party.

                  (c) CONFIDENTIALITY. The Parties agree to maintain in strict confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "SETTLEMENT INFORMATION"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers and directors of the Company, and attorneys, accountants and governmental entities who have a reasonable need to know of such Settlement Information.

                  (d) NONDISCLOSURE. Executive acknowledges and agrees that this Agreement in no way modifies Executive's obligations to the Company under the terms of the Confidential Information and Invention Assignment Agreement between Executive and the Company (the "CONFIDENTIALITY AGREEMENT"), a copy of which is attached hereto as Exhibit A. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company prior to and after the Separation Date as provided under the Confidentiality Agreement. Executive represents and warrants that at all times up until the Effective Date he has been in compliance with his obligations to the Company under the Confidentiality Agreement. Executive agrees to execute the Separation Certification, attached hereto as Exhibit B, and return it to the Company within seven (7) days following the Separation Date, which certifies that Executive will have returned all the Company's property and confidential and proprietary information in his possession to the Company.

         10. BREACH OF THE AGREEMENT. Executive acknowledges that upon his breach of this Agreement or the Confidentiality Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Executive agrees that in addition to any other remedies which the Company may have under this Agreement, the Confidentiality Agreement, or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining him from committing or continuing any such violation of the Agreement or the Confidentiality Agreement. Executive acknowledges and agrees that upon his material or intentional breach of any of the provisions of the Agreement or the Confidentiality Agreement, in addition to any other remedies the Company may have under this Agreement or otherwise, the Company's obligations to provide benefits to Executive as described in this Agreement, including without limitation those benefits provided in Sections 2, 3 and 4 herein, shall immediately terminate.

         11. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Executive represents and warrants that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         12. NO REPRESENTATIONS. Executive has not relied upon any representations or statements made by the Company which are not specifically set forth in this Agreement.

         13. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         14. ARBITRATION. The Parties shall attempt to settle all disputes arising in connection with this Agreement through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in San Francisco before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having proper jurisdiction. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees and costs. This Section 14 shall not apply to the Confidentiality Agreement. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

         15. ENTIRE AGREEMENT. This Agreement, and the exhibits hereto (including the Confidentiality Agreement, represents the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersedes and replaces any and all prior agreements and understandings on the matters addressed herein, including but not limited to the Offer Letter (with the exception of Sections 1 and 5 thereof, which shall survive until the Separation Date, and the definitions set forth in
Section 10(e) thereof, which are incorporated herein by reference). The Parties expressly agree that nothing in this Agreement in any way alters the at-will nature of Executive's employment relationship with the Company and, to the extent such employment continues during any period, either party may terminate that employment relationship at any time for any or no reason.

         16. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Executive and the Company.

         17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of law provisions.

         18. EFFECTIVE DATE. This Agreement shall be effective on the first date on which it has been signed by both parties and such date shall be referred to in this Agreement as the "EFFECTIVE DATE."

         19. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         20. ASSIGNMENT. This Agreement may not be assigned by Executive or the Company without the prior written consent of the other party.
Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company or to an acquiror of all or substantially all of the Company's business, stock or assets, without the consent of Executive.

         21. CONTINUING REPRESENTATIONS. Executive expressly acknowledges and agrees that Executive shall sign a Continuing Representations Certificate, in substantially the same form as attached hereto as Exhibit C, on the Separation Date, reaffirming each of the waivers, releases, warranties and representations contained in this Agreement as of such date and that Employee's rights continue to be as defined by the terms of this Agreement as of such date.

         22. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a)      they have read this Agreement;

                  (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) they understand the terms and consequences of this Agreement and of the releases it contains; and

                  (d) they are fully aware of the legal and binding effect of this Agreement.

                            [signature page follows]

               IN WITNESS WHEREOF, the Parties have executed this Transition Agreement and Release on the respective dates set forth below.

                                             REDENVELOPE, INC.

Dated as of September 26, 2001               By: /s/ Hilary Billings
                                                 ------------------------------

                                             Print Name: Hilary Billings

                                             Title: CHAIRMAN

                                             MARTIN MCCLANAN, an individual

Dated as of September 25, 2001               /s/ MARTIN MCCLANAN
                                             -----------------------------------
                                             Signature

                                    EXHIBIT A

                            CONFIDENTIALITY AGREEMENT

                               REDENVELOPE, INC.

                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

         As a condition of my becoming employed by or retained as a consultant by RedEnvelope, Inc., a Delaware corporation or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the "Company"), and in consideration of my employment or consulting relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

         1. EMPLOYMENT OR CONSULTING RELATIONSHIP. I understand and acknowledge that this Agreement does not alter, amend or expand upon any rights I may have to continue in the employ of, or in a consulting relationship with, or the duration of my employment or consulting relationship with, the Company under any existing agreements between the Company and me or under applicable law. Any employment or consulting relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the "Relationship."

         2. AT-WILL RELATIONSHIP. I understand and acknowledge that my Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability.

         3.       CONFIDENTIAL INFORMATION.

                  (a) COMPANY INFORMATION. I agree at all times during the term of my Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that "Confidential Information" includes, but is not limited to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                  (b) FORMER EMPLOYER INFORMATION. I represent that my performance of all terms of this Agreement as an employee or consultant of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior or subsequent to the commencement of my Relationship with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

                  (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         4.       INVENTIONS.

                  (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as "Prior Inventions"), which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

                  (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which I am employed by or a consultant of the Company (collectively referred to as "Inventions"), except as provided in Section 4(e) below. I further acknowledge that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company are "works made for hire" (to the greatest extent permitted by applicable law) and are compensated by my salary (if I am an employee) or by such amounts paid to me under any applicable consulting agreement or consulting arrangements (if I am a consultant), unless regulated otherwise by the mandatory law of the state of California. Personal, non-business oriented, works authored are exempt from this document.

                  (c) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business.

                  (d) PATENT AND COPYRIGHT RIGHTS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

                  (e) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B ). I will advise the Company promptly in writing of any inventions that I believe meet such provisions and are not otherwise disclosed on Exhibit A.

         5. RETURNING COMPANY DOCUMENTS. I agree that, at the time of termination of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the Relationship, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C .

         6.       NOTIFICATION TO OTHER PARTIES.

                  (a) EMPLOYEES. In the event that I leave the employ of the Company, I hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

                  (b) CONSULTANTS. I hereby grant consent to notification by the Company to any other parties besides the Company with whom I maintain a consulting relationship, including parties with whom such relationship commences after the effective date of this Agreement, about my rights and obligations under this Agreement.

         7. SOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES. I agree that during the term of my Relationship with the Company, and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months following termination of my Relationship with the Company for any reason, with or without cause, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

         8.       REPRESENTATIONS AND COVENANTS.

                  (a) FACILITATION OF AGREEMENT. I agree to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company's written request to do so.

                  (b) CONFLICTS. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with any of the provisions of this Agreement.

                  (c) VOLUNTARY EXECUTION. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

         9.       GENERAL PROVISIONS.

                  (a) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

                  (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

                  (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                  (e) SURVIVAL. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

                  (f) ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST. ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

         The parties have executed this Agreement on the respective dates set forth below:

COMPANY:                                    EMPLOYEE:

REDENVELOPE, INC.                           ___________________an Individual:

/s/ Hilary Billings                         /s/ Martin McClanan
-----------------------------               ------------------------------------
Signature                                   Signature

By:      HILARY BILLINGS                    Martin McClanan
                                            ------------------------------------
                                            Printed Name
Title:   President & CEO

Date:    _____________________              Date:    2/16/00

Address:201 Spear Street, 3rd Floor        Address:201 Spear Street, 3rd Floor

        San Francisco, CA 94105                    SF, CA 94105

                               SIGNATURE PAGE TO
                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

                                    EXHIBIT A

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP
                            EXCLUDED FROM SECTION 4

  Title                               Date                  Identifying Number
                                                            or Brief Description

___No inventions or improvements

___Additional Sheets Attached

Signature of Employee/Consultant: _______________

Print Name of Employee/Consultant: ______________

Date: ___________________________________________

                                    EXHIBIT B

Section 2870 of the California Labor Code is as follows:

         (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                  (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                    EXHIBIT B

                            SEPARATION CERTIFICATION

         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to RedEnvelope, Inc., its subsidiaries, affiliates, successors or assigns (together the "COMPANY").

         I further certify that I have complied with all the terms of the Confidential Information and Invention Assignment Agreement dated _________, 200__ (see Exhibit A, the "CONFIDENTIALITY AGREEMENT") signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidentiality Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Date: _____________

                                            ____________________________________
                                            (Executive's Signature)

                                            ____________________________________
                                            (Type/Print Executive's Name)

                                    EXHIBIT C

                     CONTINUING REPRESENTATIONS CERTIFICATE

         This is to certify that the waivers, covenants, warranties and representations made by me and set forth in the Transition Agreement and Release (the "Agreement") dated September __, 2001, between RedEnvelope, Inc. (the "Company") and me, continue to be true and correct as of the date hereof and that I remain bound by, and my rights continue to be defined by, the terms of the Agreement.

         The Agreement is hereby incorporated in its entirety into this Certificate and capitalized terms not defined in this Certificate have the same meanings as in the Agreement.

         In addition, I expressly agree and acknowledge as of the date hereof that:

         1. Except as set forth in Section 4 of the Agreement, I have no right, title or interest in or to any shares of the Company's capital stock or other securities under the Option Agreements, the Offer Letter, or any other document, instrument or agreement (whether oral or written) with the Company;

                  2. I have received all salary, accrued vacation, commissions, bonuses, wages, compensation or other such sums due to me, other than amounts, if any, to be paid after the date hereof pursuant to the Agreement. I further acknowledge and agree that, upon the payment by the Company of all wages due, or to become due, to me, the California Labor Code Section
206.5 will not be applicable. That section provides in pertinent part as follows:

                  NO EMPLOYER SHALL REQUIRE THE EXECUTION OF ANY RELEASE OF ANY CLAIM OR RIGHT ON ACCOUNT OF WAGES DUE, OR TO BECOME DUE, OR MADE AS AN ADVANCE ON WAGES TO BE EARNED, UNLESS PAYMENT OF SUCH WAGES HAS BEEN MADE;

         3. I, on behalf of myself and my heirs, executors, and assigns, hereby fully and forever release the Company and its officers, directors, employees, investors, attorneys, stockholders, administrators, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that I may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Certificate including, without limitation:

                  (a) any and all claims relating to or arising from my employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to my right to receive, or receipt of, wages or other compensation;

                  (c) any and all claims relating to, or arising from, my right to purchase, or actual purchase of shares of the capital stock or other securities of the Company;

                  (d) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

                  (e) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the California Fair Employment and Housing Act, the Fair Labor Standards Act, and any family and medical leave acts;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (g)      any and all claims for attorneys' fees and costs.

         I agree that the release set forth herein shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or specified under this Certificate.

         I further acknowledge that I am not aware of any claim other than the claims that are released hereunder. I acknowledge that I have been advised by legal counsel and am familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Being aware of said Code section, I agree to expressly waive any rights I may have thereunder, as well as under any other statute or common law principles of similar effect; and

         4. I certify that I have complied with all of my obligations under the Agreement and the Confidentiality Agreement.

                  I have executed this Certificate on the date set forth below.

                                                 MARTIN MCCLANAN, an individual

Dated as of MAY 17, 2002                         /s/ Martin McClanan
                                                 -----------------------------
                                                 Signature